GATEWAY ENERGY, INC.
                                INCOME STATEMENT

                                    THREE MONTHS ENDED
                                    MARCH 1998
                                    ------------------

Sales                                        $0
Purchases                                     0
                                             --
                                              0

Interest Income                               0
Salaries                                      0
Payroll Tax                                   0
Fringes                                       0
Office                                        0
Miscellaneous                                 0
Legal and Professional                        0
Vehicles                                      0
Other                                         0
Interest Expense                              0
                                             --

Loss                                         $0

All business formerly transacted by Gateway was instead done by its parent, National Fuel Resources, Inc. (NFR), in anticipation of the merger of Gateway into NFR in the quarter which will end June 1998.